ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, CA 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO

http://www.AlternativeSecuritiesMarket.com

BROKER DEALER PLACEMENT AGENT SELLING AGREEMENT FOR:

Broadcast 3DTV, Inc.

This agreement (the “Agreement”) is made as of August 15th, 2015, by and between Broadcast 3DTV, Inc., 1020 Hollywood Way, Suite 120, Burbank, California 91505 (“Company”) and Alternative Securities Market, LLC, a California Limited Liability Company organized under the State of California, with its principle place of business at 4050 Glencoe Avenue, Marina Del Rey, California 90292 (“Broker”).

The Company hereby agrees with Broker as follows:

1.

Broker shall be a registered Broker-Dealer and a member of the Financial Industry Regulatory Authority (“FINRA”), a part of whose business consists of the sale of securities. Broker will also be registered as a Broker-Dealer under the Securities Laws of one or more states of the United States.

2.

The Company is seeking to complete a Public Offering of Convertible Preferred Stock on the terms and conditions of the Company’s prospectus to be qualified by the United States Securities & Exchange Commission pursuant to Regulation A, and any amendments thereto (the “IPO”).

3.

Broker desires to participate and assist in the Offering and sale of the Securities on a “Best Efforts” basis by soliciting, through Broker’s Authorized and Licensed personnel, subscriptions for the purchase of the Securities in accordance with the terms of the Qualified Regulation A Offering & Prospectus and any amendments thereto. The Company desires to authorize Broker to enter into such solicitation efforts and to obtain such subscriptions, and it is the purpose of this instrument to set forth the agreement of the parties relative to such authorization.

4.

Broker also desires to act as originator and manager of selling group of any other participating Licensed Broker-Dealers on an exclusive basis with respect to the IPO. Broker has industry contacts, associations and relationships with other FINRA-Member Broker-Dealers that may be interested in acting in the capacity of selling agent on a best efforts basis in the Company’s IPO. Broker desires to act as a manager of a group of participating FINRA Member Broker Dealers that will act as selling agents with Broker as subagents under the terms and conditions of this Agreement.

5.

Broker understands and acknowledges that the offer and sale of Securities will be Registered with the Securities and Exchange Commission under Section 5 of the Securities Act, as amended (the “Act”), as well as registration or qualification afforded by the “Blue Sky” Laws of those jurisdictions in which the Securities are offered or sold.

6.

Broker shall solicit subscriptions to purchase the Securities in compliance with all applicable Federal and State Securities Laws, the terms of the Qualified Regulation A Offering, Prospectus and amendments thereto, and the provision of this Agreement. Neither Broker nor any Officer, Agent Employee or other representative of the Broker is authorized to utilize or to display to any person, in connection with the solicitation of subscriptions for the Securities any information or material other than the Prospectus Memoranda and such other information or material as may be authorized and actually furnished by the Company to the Broker in connection with the Offering.

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, CA 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO

http://www.AlternativeSecuritiesMarket.com

7.

The Company shall have the right, in its sole discretion, to accept or reject any subscriptions tendered by Broker in whole or in part. Subscriptions need not be accepted in the order in which they are received.

8.

All funds to be received by the Company from subscriptions tendered by Broker and accepted by the Company shall be delivered in accordance with the subscription instructions set forth in the Company’s Subscription Agreement. Upon the acceptance of each subscription agreement approved by the Company and which has been submitted to the Company through solicitation efforts undertaken by the Broker, Broker will be entitled to receive a commission equal to FIVE PERCENT (5%) of the sales price of the Securities which Broker places. The Company shall have no liability or obligation to Broker for any amount other than the commission provided for herein. The Commission shall be payable to Broker only if, as, and when funds are received by the Company from subscriptions for the Securities placed by Broker in accordance with this Agreement.

02% (TWO PERCENT) of the Company’s Current Issued and Outstanding Common Stock Shares to be escrowed with the Company’s Legal Counsel in the name of “Alternative Securities Market, LLC”. The Shares of Escrowed Common Stock to be released to “Alternative Securities Market, LLC” fully diluted at the following milestones:

▪

25% of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon the successful capitalization of the Company to 25% of the Company’s Regulation A Offering. (Alternative Securities Market, LLC would own 0.50% of the Company’s issued and outstanding common stock)

▪

25% of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon the successful capitalization of the Company to 50% of the Company’s Regulation A Offering. (Alternative Securities Market, LLC would own 1.00% of the Company’s issued and outstanding common stock)

▪

25% of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon the successful capitalization of the Company to 75% of the Company’s Regulation A Offering. (Alternative Securities Market, LLC would own 1.50% of the Company’s issued and outstanding common stock)

▪

25% of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon the successful capitalization of the Company to 100% of the Company’s Regulation A Offering. (Alternative Securities Market, LLC would own 2.00% of the Company’s issued and outstanding common stock)

9.

The Company represents and warrants to Broker and agrees as follows:

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, CA 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO

http://www.AlternativeSecuritiesMarket.com

a.

The Company is a Stock Corporation duly organized and validly existing under the Laws of the State of California, with all requisite power and authority to enter into and perform this Agreement.

b.

The Company is not in violation of its Articles of Incorporation; the Company is not in default in the performance or observance of any material obligation agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease, tax return or other agreement or instrument to which it is a party or by which it or any of its properties is bound; and the execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms hereof have been duly authorized by all necessary action and do not and will not result in any violation of the Articles of Incorporation of the Company and do not and will not conflict with, or result in a breach of any of the tenets or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, any material indenture, mortgage loan agreement, note, lease, or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties.

c.

This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms.

d.

That no offer and no sale of the Securities will not begin until the Regulation A Registration Statement has been duly qualified by the United States Securities and Exchange Commission and the Securities have been registered in all of the States where the Securities will be offered for sale.

10.

Broker represents and warrants to the Company and agrees as follows:

a.

Broker is a Limited Liability Company duly organized and validly existing under the Laws of the State of California with corporate power and authority to enter into and perform all of its obligations under this agreement.

b.

Broker is not in violation of its Certificate of Incorporation or By-laws; Broker is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease, tax return or other agreement or instrument to which it is a party or by which it or any of its properties is bound; and the execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms hereof have been duly authorized by all necessary action and do not and will not result in any violation of the Certificate of Incorporation or By-laws of the Broker, and do not and will not conflict with, or result in the creating or imposition of any lien, charge or encumbrance upon any property or assets of Broker under, any material indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Broker is a party or by which it or any of its properties is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, CA 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO

http://www.AlternativeSecuritiesMarket.com

instrumentality or court, domestic or foreign, having jurisdiction, having jurisdiction over Broker or any of its properties.

c.

This Agreement has been duly executed and delivered by Broker and constitutes the legal, valid and binding obligations of Broker, enforceable against it in accordance with its terms.

d.

Broker is duly registered as a Broker-Dealer in such states as it is required to be so registered in all states wherein the Broker will act on behalf of the Company as a placement or sales agent for the Securities.

e.

Broker will: (i) conduct the Offering and Sale of the Securities in accordance with the provisions of Federal and Applicable State Securities Laws; and (ii) shall limit the Offering of the Securities who meet the suitability standards set forth under Regulation A and, prior to any offer of the Securities to any such persons, have reasonable grounds to believe, and in fact believe, that such person meets such standards and maintain memoranda and other appropriate records substantiating the foregoing.

f.

Broker will not use or employ any information or materials in connection with the Offering and Sale of the Securities other than the Qualified Registration Statement.

g.

Broker will obtain and forward to the Company all documentation required to accompany subscriptions for Securities, fully and properly completed.

11.

Indemnification:

a.

The Company shall indemnify, and hold harmless, Broker and each person, if any, who controls Broker (within the meaning of either the Act or the Securities Exchange Act of 1937) as follows:

i.

Against any and all loss, claim, liability and expense, whatsoever arising out of any untrue statement of a material fact contained in the prospectus (or any amendment or supplement thereto), or the omission or alleged omission there from of a material fact required to be stated therein or necessary to make the statements therein not misleading;

ii.

Against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

iii.

Against any and all expense whatsoever (including fees and disbursements of counsel chosen by Broker and approved by the Company, which approval shall not be unreasonably withheld) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or based upon any “blue sky” filings, or lack

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, CA 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO

http://www.AlternativeSecuritiesMarket.com

thereof. It shall be the Company’s responsibility to only accept subscriptions in the States where the Company’s Securities have been properly qualified.

b.

Broker shall indemnify and hold harmless the Company, each director and officer of the Company, and each person who controls the Company (within the meaning of either the Act or the Securities Exchange Act of 1934), each consultant or financial advisor of the Company, and each agent, attorney, or representative of the Company, against any and all loss, claim, damage, liability and expense, but only with respect to false or misleading statements, alleged false or misleading statements, made by Broker, or any officer, director, employee or agent of Broker, not contained in the qualified registration statement / prospectus.

c.

Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Any indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

d.

If the indemnification is unenforceable, although applicable in accordance with its terms, then the parties agree that in order to provide for just and equitable contribution, they each shall proportionately contribute to the aggregate losses, claims, damages, liabilities or expenses contemplated by such indemnity agreement incurred by each of them, provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

12.

All representations, warranties, covenants and agreements made herein or in certificates and instruments delivered pursuant hereto, shall remain in full force and effect regardless of any investigation made by or on behalf of Broker and its controlling persons, or the Company and its controlling persons, or any agreement of any of them, and shall survive sale and delivery of the Securities to be offered hereunder.

13.

All notices hereunder shall be in writing, and shall be personally delivered or sent by first class registered or certified mail, postage prepaid, to the parties at their respective addresses shown below, or such other addresses as may be so designated.

14.

Time shall be of the essence of this Agreement.

15.

This Agreement (other than those portions that survive) may be terminated by either party at any time by written notice to the other party.

16.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or its interpretation or effectiveness, and which is not settled between the parties themselves, shall be settled by binding arbitration in Los Angeles County, California in accordance with the rules of the American Arbitration and judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party in ay litigation, arbitration or mediation relating to collection of fees, or any other matter under this Agreement, shall be entitled to recover all its

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, CA 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO

http://www.AlternativeSecuritiesMarket.com

costs, if any, including without limitation reasonable attorney’s fees, from the other party for all matters, including, but not limited to, appeals. This Agreement is made in the State of California, and all questions related to the execution, construction, validity, interpretation and performance of this Agreement and to all other issues or claims arising hereunder, shall be governed and controlled by the Laws of the State of California.

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company:

Broadcast 3DTV, Inc.

Signature: Dean Zanetos

Printed Name: Mr. Dean Zanetos

Title: Chairman of the Board of Directors

Broker-Dealer:

Alternative Securities Market, LLC

By: ___________________________________

      Mr. Steven J. Muehler

      Managing Member & Compliance Officer,

      Alternative Securities Market, LLC

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, CA 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO

http://www.AlternativeSecuritiesMarket.com

Signature Certificate

Document Reference: HK5Y7MJZH5E9TYKZ4ZIR2V

RightSignature
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dzb3dtv.com
Party ID: Z5276LJDLKZU9L6P959MME
IP Address: 23.240.217.56
VERIFIED EMAIL: dz@b3dtv.com

Electronic Signature:

Multi-Factor
Digital Fingerprint Checksum [illegible]

Alternative Securities Markets Group
Party ID: 6MEVTUHIKIP887M5GATKR
IP Address: 4.59.63.62
VERIFIED EMAIL: steve@asmgbank.com

Electronic Signature:

Multi-Factor
Digital Fingerprint Checksum 4413c700d1718e224d02cb33c02b02e50c43faa7

Timestamp	Audit
2015-08-18 15:51:46 -0700	All parties have signed document. Signed copies sent to: dzb3dtv.com and Alternative Securities Markets Group.
2015-08-18 15:51:46 -0700	Document signed by dzb3dtv.com (dz@b3dtv.com) with drawn signature. - 23.240.217.56
2015-08-18 15:47:10 -0700	Document viewed by dzb3dtv.com (dz@b3dtv.com). - 23.240.217.58
2015-08-18 15:17:15 -0700	Document signed by Alternative Securities Markets Group (steve@asmgbank.com) with drawn signature. - 4.59.63.62
2015-08-18 15:17:05 -0700	Document viewed by Alternative Securities Markets Group (steve@asmgbank.com). - 4.59.63.62
2015-08-18 15:17:05 -0700	Document created by Alternative Securities Markets Group (steve@asmgbank.com). - 4.59.63.62

This signature page provides a record of the online activity executing this contract.

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